SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

VB Clothing, Inc.
(Name of Registrant as Specified in Its Charter)

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	1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VB CLOTHING INC.
1350 Main Street, Suite 1407
Springfield, Massachusetts 01103

To the Holders of Common Stock of VB Clothing Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of the majority stockholders holding 50.86% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is:

1.	To amend the Company’s Articles of Incorporation to change the name of the Company from “VB Clothing, Inc.” to “VizConnect, Inc.”
2.	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 70,000,000 to 250,000,000.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Paul Cooleen
Paul Cooleen
Chief Executive Officer

April 16, 2013

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

April 16, 2013

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of VB Clothing, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about April 13, 2013, the Company received written consents in lieu of a meeting of Stockholders from stockholders holding 50.86% of the outstanding shares of our common stock. This represents approximately 20,690,200of the shares of the 40,680,000 total issued and outstanding shares of common stock of the Company (the “Majority Stockholders”), authorizing the Company to amend our Articles of Incorporation to change the name of the Company from “VB Clothing, Inc.” to “VizConnect, Inc.” and to increase the number of authorized shares of common stock, par value $0.001, from 70,000,000 to 250,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") believes that the shareholders of the Company will benefit if the Company’s name is changed from “VB Clothing, Inc.” to “VizConnect, Inc.” (the “Name Change”) and to increase the number of authorized shares of common stock, par value $0.001, from 70,000,000 to 250,000,000.

Accordingly, it was the Board's opinion that the corporate actions described above would better position the Company to provide the stockholders of the Company with the greatest potential return. The Board and the Majority Stockholders approved the above actions on April 13, 2013

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
 TO CHANGE THE COMPANY’S NAME TO “VIZCONNECT, INC.”

General

The Board of Directors of the Company (the "Board") has approved and recommends to the shareholders a proposal to change the Company’s name from “VB Clothing Inc.” to “VizConnect, Inc.”. The Board has authorized the filing of a Certificate of Amendment to its Articles of Incorporation with the State of Nevada to affect the Name Change. The Company anticipates the effective date of the Name Change will be May 20, 2013.

The Board believes that the name change is in the Company’s best interest and will support the rebranding of the Company pursuant to the closing of the reverse merger that occurred on February 13, 2013. The Board also believes that the name change more accurately reflects the business operations of the Company.

Effect of the Name Change

The change of name will not affect in any way the validity or transferability of stock certificates outstanding or the capital structure of the Company or the trading of the Company’s stock on the OTCBB. If the change of name proposal is passed by the shareholders, it will not be necessary for shareholders to surrender their existing stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name, VizConnect, Inc. will be issued.

A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number. Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number. Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

The holders of the Company's common stock are not entitled to dissenters' rights in connection with the actions taken hereunder. Furthermore, the Company does not intend to independently provide those stockholders with any such rights.

AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 70,000,000 TO 250,000,000

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be two hundred fifty million (250,000,000) shares of Common Stock. On April 13, 2013, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two hundred fifty million (250,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On April 13, 2013, the holders of a majority of the voting rights of the Company approved the Amendment by written consent.

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing two hundred fifty million (250,000,000) shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Neither our charter nor our by-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences

Dissenter’s Rights of Appraisal

The Stockholders have no right under the NRS, the Company’s Articles of Incorporation or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on April 26, 2013, as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 29, 2013 to all stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 75,000,000 shares consisting of 5,000,000 shares of preferred stock at a par value of $0.001 per share, and 70,000,000 shares of common stock at a par value of $0.001.

As of the date of the Consent by the Majority Stockholders, April 13, 2013, the Company had 40,680,000 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On April 13, 2013, the holders of 50.86% of the outstanding shares of our common stock executed and delivered to the Company a written consent approving the actions set forth herein. Since the actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of all shares of the Company’s common stock owned on the Record Date for (i) each person who owns beneficially more than five percent of the outstanding shares of common stock, (ii) each of our directors and named executive officers, and (iii) all directors and officers in a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of April 13, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 16, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
	Executive Officers and Directors
Common Stock	Edward Carroll Director	7,162,000	17.61%
Common Stock	Brian Dee Secretary and Director	7,278,200	17.89%
Common Stock	James Henderson Treasurer and Director	3,750,000	9.22%
Common Stock	Paul Cooleen President and Director	2,500,000	6.15%
Common Stock	All directors and executive officers as a group (4 persons)	20,690,200	50.86%

	Other 5% Shareholders:
	None
____________
(1)	Based on 40,680,000 shares of common stock issued and outstanding as of the date hereof.

 ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following document as filed with the Commission by the Company are incorporated herein by reference:

1.	Current Report on Form 8-K for the reverse merger transaction that closed on February 13, 2013

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 1350 Main Street, Suite 1407, Springfield, MA 01103, telephone: (855) 849-2666.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Paul Cooleen
Paul Cooleen
Chief Executive Officer